Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock of TriState Capital Holdings, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: December 31, 2020	T-VIII PUBOPPS LP

	By:	T-VIII PubOpps GP LLC, its sole general partner
	By:	Trident VIII, L.P., its managing member
	By:	Trident Capital VIII, L.P., its sole general partner
	By:	DW Trident GP, LLC, a general partner

	By:	/s/ Jacqueline Giammarco
		Name:	Jacqueline Giammarco
		Title:	Vice President

T-VIII PUBOPPS GP LLC

	By:	Trident VIII, L.P., its managing member
	By:	Trident Capital VIII, L.P., its sole general partner
	By:	DW Trident GP, LLC, a general partner

	By:	/s/ Jacqueline Giammarco
		Name:	Jacqueline Giammarco
		Title:	Vice President

TRIDENT VIII, L.P.

	By:	Trident Capital VIII, L.P., its sole general partner
	By:	DW Trident GP, LLC, a general partner

	By:	/s/ Jacqueline Giammarco
		Name:	Jacqueline Giammarco
		Title:	Vice President

TRIDENT CAPITAL VIII, L.P.

	By:	DW Trident GP, LLC, a general partner

	By:	/s/ Jacqueline Giammarco
		Name:	Jacqueline Giammarco
		Title:	Vice President

STONE POINT CAPITAL LLC

	By:	/s/ Jacqueline Giammarco
		Name:	Jacqueline Giammarco
		Title:	Chief Compliance Officer and Principal